Exhibit 99.2

Supplemental Financial Information

For the three and twelve months ended December 31, 2019

The Macerich Company

Supplemental Financial and Operating Information

Table of Contents

All information included in this supplemental financial package is unaudited, unless otherwise indicated.

Page No.
Corporate Overview	1-4
Overview	1-2
Capital Information and Market Capitalization	3
Changes in Total Common and Equivalent Shares/Units	4
Financial Data	5-11
Consolidated Statements of Operations (Unaudited)	5
Consolidated Balance Sheet (Unaudited)	6
Non-GAAP Pro Rata Financial Information (Unaudited)	7-9
2020 Guidance Range	10
Supplemental FFO Information	11
Capital Expenditures	12
Operational Data	13-27
Sales Per Square Foot	13
Sales Per Square Foot by Property Ranking	14-17
Occupancy	18
Average Base Rent Per Square Foot	19
Cost of Occupancy	20
Percentage of Net Operating Income by State	21
Property Listing	22-25
Joint Venture List	26-27
Debt Tables	28-30
Debt Summary	28
Outstanding Debt by Maturity Date	29-30
Development Pipeline	31-32
Corporate Information	33

This Supplemental Financial Information should be read in connection with the Company’s fourth quarter 2019 earnings announcement (included as Exhibit 99.1 of the Company’s Current Report on 8-K, event date February 6, 2020) as certain disclosures, definitions and reconciliations in such announcement have not been included in this Supplemental Financial Information.

The Macerich Company

Supplemental Financial and Operating Information

Overview

The Macerich Company (the “Company”) is involved in the acquisition, ownership, development, redevelopment, management and leasing of regional shopping centers located in the United States in many of the country’s most attractive, densely populated markets with significant presence on the West Coast, Arizona, Chicago and the Metro New York to Washington, DC corridor. A recognized leader in sustainability, the Company has achieved the #1 GRESB ranking in the North American Retail Sector for five straight years 2015 – 2019.

The Company is the sole general partner of, and owns a majority of the ownership interests in, The Macerich Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”).

As of December 31, 2019, the Operating Partnership owned or had an ownership interest in 51 million square feet of gross leasable area (“GLA”) consisting primarily of interests in 47 regional shopping centers and five community/power shopping centers. These 52 centers (which include any related office space) are referred to hereinafter as the “Centers”, unless the context requires otherwise.

The Company is a self-administered and self-managed real estate investment trust (“REIT”) and conducts all of its operations through the Operating Partnership and the Company’s management companies (collectively, the “Management Companies”).

All references to the Company in this Exhibit include the Company, those entities owned or controlled by the Company and predecessors of the Company, unless the context indicates otherwise.

The Company presents certain measures in this Exhibit on a pro rata basis which represents (i) the measure on a consolidated basis, minus the Company’s partners’ share of the measure from its consolidated joint ventures (calculated based upon the partners’ percentage ownership interest); plus (ii) the Company’s share of the measure from its unconsolidated joint ventures (calculated based upon the Company’s percentage ownership interest). Management believes that these measures provide useful information to investors regarding its financial condition and/or results of operations because they include the Company’s share of the applicable amount from unconsolidated joint ventures and exclude the Company’s partners’ share from consolidated joint ventures, in each case presented on the same basis. The Company has several significant joint ventures and the Company believes that presenting various measures in this manner can help investors better understand the Company’s financial condition and/or results of operations after taking into account its economic interest in these joint ventures. Management also uses these measures to evaluate regional property level performance and to make decisions about resource allocations. The Company’s economic interest (as distinct from its legal ownership interest) in certain of its joint ventures could fluctuate from time to time and may not wholly align with its legal ownership interests because of provisions in certain joint venture agreements regarding distributions of cash flow based on capital account balances, allocations of profits and losses, payments of preferred returns and control over major decisions. Additionally, the Company does not control its unconsolidated joint ventures and the presentation of certain items, such as assets, liabilities, revenues and expenses, from these unconsolidated joint ventures does not represent the Company’s legal claim to such items.

This document contains information constituting forward-looking statements and includes expectations regarding the Company’s future operational results as well as development, redevelopment and expansion activities. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing, operating expenses, and competition; adverse changes in the real estate markets, including the liquidity of real estate investments; and risks of real estate development, redevelopment, and expansion, including availability, terms and cost of financing, construction delays, environmental and safety requirements, budget overruns, sunk costs and lease-up; the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, and occupancy and other required governmental permits and authorizations; and governmental actions and initiatives (including legislative and regulatory changes) as well as terrorist activities or other acts of violence which could adversely affect all of the above factors. Furthermore, occupancy rates and rents at a newly completed property may not be sufficient to make the property profitable. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2018, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events unless required by law to do so.

The Macerich Company

Supplemental Financial and Operating Information (unaudited)

Capital Information and Market Capitalization

	Period Ended
	12/31/2019	12/31/2018	12/31/2017
	dollars in thousands, except per share data
Closing common stock price per share	$26.92	$43.28	$65.68
52 week high	$47.05	$69.73	$73.34
52 week low	$25.53	$40.90	$52.12
Shares outstanding at end of period
Class A non-participating convertible preferred units	90,619	90,619	90,619
Common shares and partnership units	151,892,138	151,655,147	151,253,557

Total common and equivalent shares/units outstanding	151,982,757	151,745,766	151,344,176

Portfolio capitalization data
Total portfolio debt, including joint ventures at pro rata	$8,074,867	$7,850,669	$7,692,719
Equity market capitalization	4,091,376	6,567,557	9,940,285

Total market capitalization	$12,166,243	$14,418,226	$17,633,004

Debt as a percentage of total market capitalization	66.4%	54.5%	43.6%

Portfolio Capitalization at December 31, 2019

The Macerich Company

Supplemental Financial and Operating Information (unaudited)

Changes in Total Common and Equivalent Shares/Units

	Partnership Units	Company Common Shares	Class A Non-Participating Convertible Preferred Units	Total Common and Equivalent Shares/ Units
Balance as of December 31, 2018	10,433,435	141,221,712	90,619	151,745,766
Conversion of partnership units to cash	(590)	—	—	(590)
Conversion of partnership units to common shares	(21,000)	21,000	—	—
Issuance of stock/partnership units from restricted stock issuance or other share or unit-based plans	3,407	90,074	—	93,481

Balance as of March 31, 2019	10,415,252	141,332,786	90,619	151,838,657

Conversion of partnership units to cash	(244)	—	—	(244)
Conversion of partnership units to common shares	—	—	—	—
Issuance of stock/partnership units from restricted stock issuance or other share or unit-based plans	508	31,782	—	32,290

Balance as of June 30, 2019	10,415,516	141,364,568	90,619	151,870,703

Conversion of partnership units to cash	(435)	—	—	(435)
Issuance of stock/partnership units from restricted stock issuance or other share or unit-based plans	—	6,157	—	6,157

Balance as of September 30, 2019	10,415,081	141,370,725	90,619	151,876,425

Conversion of partnership units to cash	(575)	—	—	(575)
Issuance of stock/partnership units from restricted stock issuance or other share or unit-based plans	69,982	36,925	—	106,907

Balance as of December 31, 2019	10,484,488	141,407,650	90,619	151,982,757

The Macerich Company

Consolidated Statements of Operations (Unaudited)

(Dollars in thousands)

	For the Three Months Ended December 31, 2019	For the Twelve Months Ended December 31, 2019
Revenues:
Leasing revenue	$222,584	$858,874
Other income	7,825	27,879
Management Companies’ revenues	11,432	40,709

Total revenues	241,841	927,462

Expenses:
Shopping center and operating expenses	68,523	271,547
Management Companies’ operating expenses	16,575	66,795
Leasing expenses	7,267	29,611
REIT general and administrative expenses	5,799	22,634
Depreciation and amortization	84,086	330,726
Interest expense	47,989	138,254
Loss on extinguishment of debt	—	351

Total expenses	230,239	859,918
Equity in income of unconsolidated joint ventures	14,426	48,508
Income tax benefit (expense)	114	(1,589)
Gain (loss) on sale or write down of assets, net	3,597	(11,909)

Net income	29,739	102,554
Less net income attributable to noncontrolling interests	2,848	5,734

Net income attributable to the Company	$26,891	$96,820

The Macerich Company

Consolidated Balance Sheet (Unaudited)

As of December 31, 2019

(Dollars in thousands)

ASSETS:
Property, net (a)	$6,643,513
Cash and cash equivalents	100,005
Restricted cash	14,211
Tenant and other receivables, net	144,035
Right-of-use assets, net	148,087
Deferred charges and other assets, net	277,866
Due from affiliates	6,157
Investments in unconsolidated joint ventures	1,519,697

Total assets	$8,853,571

LIABILITIES AND EQUITY:
Mortgage notes payable	$4,392,599
Bank and other notes payable	817,377
Accounts payable and accrued expenses	51,027
Lease liabilities	114,201
Other accrued liabilities	265,595
Distributions in excess of investments in unconsolidated joint ventures	107,902
Financing arrangement obligation	273,900

Total liabilities	6,022,601

Commitments and contingencies
Equity:
Stockholders’ equity:
Common stock	1,414
Additional paid-in capital	4,583,911
Accumulated deficit	(1,944,012)
Accumulated other comprehensive loss	(9,051)

Total stockholders’ equity	2,632,262
Noncontrolling interests	198,708

Total equity	2,830,970

Total liabilities and equity	$8,853,571

(a)	Includes construction in progress of $126,165.

The Macerich Company

Non-GAAP Pro Rata Financial Information (Unaudited)

(Dollars in thousands)

	For the Three Months Ended December 31, 2019		For the Twelve Months Ended December 31, 2019
	Noncontrolling Interests of Consolidated Joint Ventures (a)	Company’s Share of Unconsolidated Joint Ventures	Noncontrolling Interests of Consolidated Joint Ventures (a)	Company’s Share of Unconsolidated Joint Ventures
Revenues:
Leasing revenue	$(13,584)	$126,928	$(51,534)	$468,146
Other income	(73)	6,314	(753)	27,024

Total revenues	(13,657)	133,242	(52,287)	495,170

Expenses:
Shopping center and operating expenses	(3,450)	42,103	(14,241)	145,585
Leasing expenses	(131)	1,014	(644)	4,353
Depreciation and amortization	(4,057)	48,058	(15,124)	189,728
Interest expense	(5,698)	27,560	(20,853)	106,534

Total expenses	(13,336)	118,735	(50,862)	446,200
Equity in income of unconsolidated joint ventures	—	(14,426)	—	(48,508)
Gain/loss on sale or write down of assets, net	(547)	(81)	2,822	(462)

Net (income) loss	(868)	—	1,397	—
Less net (income) loss attributable to noncontrolling interests	(868)	—	1,397	—

Net income attributable to the Company	$—	$—	$—	$—

(a)	Represents the Company’s partners’ share of consolidated joint ventures.

The Macerich Company

Non-GAAP Pro Rata Financial Information (Unaudited)

(Dollars in thousands)

	As of December 31, 2019
	Noncontrolling Interests of Consolidated Joint Ventures (a)	Company’s Share of Unconsolidated Joint Ventures
ASSETS:
Property, net (b)	$(337,063)	$4,559,013
Cash and cash equivalents	(9,376)	77,110
Restricted cash	(2,151)	7,412
Tenant and other receivables, net	(5,406)	74,749
Right-of-use assets, net	(780)	61,150
Deferred charges and other assets, net	(3,135)	144,307
Due from affiliates	17	(2,506)
Investments in unconsolidated joint ventures, at equity	—	(1,519,697)

Total assets	$(357,894)	$3,401,538

LIABILITIES AND EQUITY:
Mortgage notes payable	$(359,125)	$3,040,712
Bank and other notes payable	—	183,304
Accounts payable and accrued expenses	(2,243)	74,332
Lease liabilities	(3,087)	61,566
Other accrued liabilities	(5,070)	149,526
Distributions in excess of investments in unconsolidated joint ventures	—	(107,902)
Financing arrangement obligation	(273,900)	—

Total liabilities	(643,425)	3,401,538

Equity:
Stockholders’ equity	289,152	—
Noncontrolling interests	(3,621)	—

Total equity	285,531	—

Total liabilities and equity	$(357,894)	$3,401,538

(a)	Represents the Company’s partners’ share of consolidated joint ventures.
(b)

This includes $9,404 of construction in progress relating to the Company’s partners’ share from consolidated joint ventures and $368,967 of construction in progress relating to the Company’s share from unconsolidated joint ventures.

The Macerich Company

Non-GAAP Pro Rata Schedule of Leasing Revenue (Unaudited)

(Dollars in thousands)

	For the Three Months Ended December 31, 2019
	Consolidated	Non- Controlling Interests (a)	Company’s Consolidated Share	Company’s Share of Unconsolidated Joint Ventures	Company’s Total Share
Revenues:
Minimum rents	$140,853	$(8,502)	$132,351	$84,974	$217,325
Percentage rents	12,476	(464)	12,012	6,266	18,278
Tenant recoveries	60,570	(4,018)	56,552	32,123	88,675
Other	9,600	(564)	9,036	4,346	13,382
Less: Bad debt expense	(915)	(36)	(951)	(781)	(1,732)

Total leasing revenue	$222,584	$(13,584)	$209,000	$126,928	$335,928

	For the Twelve Months Ended December 31, 2019
	Consolidated	Non- Controlling Interests (a)	Company’s Consolidated Share	Company’s Share of Unconsolidated Joint Ventures	Company’s Total Share
Revenues:
Minimum rents	$566,924	$(33,261)	$533,663	$327,625	$861,288
Percentage rents	20,826	(675)	20,151	11,390	31,541
Tenant recoveries	251,266	(16,201)	235,065	120,934	355,999
Other	27,540	(1,652)	25,888	11,285	37,173
Less: Bad debt expense	(7,682)	255	(7,427)	(3,088)	(10,515)

Total leasing revenue	$858,874	$(51,534)	$807,340	$468,146	$1,275,486

(a) Represents the Company’s partners’ share of consolidated joint ventures.

The Macerich Company

2020 Guidance Range (Unaudited)

The Company is providing its 2020 guidance for estimated EPS-diluted and Funds from Operations (“FFO”) per share-diluted. A reconciliation of estimated EPS-diluted to FFO per share-diluted follows:

Year 2020 Guidance
Earnings per share-diluted	$0.33 - $0.43
Plus: real estate depreciation and amortization	$3.15 - $3.15
Less: Gain on sale of depreciable assets	$0.08 - $0.08

FFO per share-diluted	$3.40 - $3.50

Underlying Assumptions to 2020 Guidance
Cash Same Center Net Operating Income (“NOI”) Growth(a)
Excluding lease termination income	0.50% - 1.00%

	Year 2020 ($ millions)(b)	Year 2020 FFO / Share Impact
Lease termination income	$7	$0.05
Capitalized interest	$25	$0.16
Bad debt expense	($7)	($0.05)
Dilutive impact of assets sold in 2020, net proceeds $300 million	($4)	($0.03)
Straight-line rental income	$13	$0.09
Amortization of acquired above and below-market leases (net-revenue)	$9	$0.06
Interest expense(c)	$295

(a)	Excludes non-cash items of straight-line and above/below market adjustments to minimum rents.
(b)	All joint venture amounts included at pro rata.
(c)	This amount represents the Company’s pro rata share of interest expense, excluding any financing expense in connection with Chandler Freehold.

The Macerich Company

Supplemental Financial and Operating Information (unaudited)

Supplemental FFO Information(a)

	As of December 31,
	2019	2018
	dollars in millions
Straight-line rent receivable	$127.5	$113.8

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2019	2018	2019	2018
	dollars in millions
Lease termination income	$0.4	$3.1	$5.7	$13.1
Straight-line rental income	$5.5	$4.4	$16.0	$18.6
Business development and parking income (b)	$21.2	$19.4	$66.0	$62.2
Gain (loss) on sales or write down of undepreciated assets	$3.2	$1.8	$3.8	$5.6
Amortization of acquired above and below-market leases (net revenue)	$1.6	$2.5	$14.7	$13.5
Amortization of debt premiums	$0.2	$0.2	$0.9	$0.9
Bad debt expense (c)	$1.7	$1.2	$10.5	$6.2
Leasing expenses	$8.1	$3.0	$33.3	$11.6
Interest capitalized	$6.1	$6.5	$28.8	$27.4

Chandler Freehold financing arrangement (d):
Distributions equal to partners’ share of net income	$2.0	$2.5	$7.2	$9.1
Distributions in excess of partners’ share of net income (e)	0.9	1.6	6.9	6.4
Fair value adjustment (e)	(5.7)	(5.9)	(76.6)	(15.2)

Total Chandler Freehold financing arrangement (income) expense (d)	$(2.8)	$(1.8)	$(62.5)	$0.3

(a)	All joint venture amounts included at pro rata.
(b)	Included in leasing revenue and other income.
(c)	Included in leasing revenue for the three and twelve months ended December 31, 2019 and included in shopping center and operating expenses for the three and twelve months ended December 31, 2018.
(d)	Included in interest expense.
(e)

The Company presents FFO excluding the expenses related to changes in fair value of the financing arrangement and the payments to such joint venture partner less than or in excess of their pro rata share of net income.

The Macerich Company

Supplemental Financial and Operating Information (unaudited)

Capital Expenditures(a)

	Year Ended	Year Ended 12/31/2018	Year Ended 12/31/2017
	12/31/2019
	dollars in millions
Consolidated Centers
Acquisitions of property, building improvement and equipment	$34.8	$53.4	$38.2
Development, redevelopment, expansions and renovations of Centers	112.3	173.3	152.1
Tenant allowances	18.9	12.6	11.5
Deferred leasing charges	3.2	17.3	26.5

Total	$169.2	$256.6	$228.3

Unconsolidated Joint Venture Centers
Acquisitions of property, building improvement and equipment	$12.3	$15.7	$16.0
Development, redevelopment, expansions and renovations of Centers	210.6	145.9	121.8
Tenant allowances	9.3	8.7	6.8
Deferred leasing charges	3.4	10.9	6.2

Total	$235.6	$181.2	$150.8

(a)	All joint venture amounts at pro rata.

The Macerich Company

Supplemental Financial and Operating Information (unaudited)

Regional Shopping Center Portfolio

Sales Per Square Foot(a)

	Consolidated Centers	Unconsolidated Joint Venture Centers	Total Centers
12/31/2019	$646	$998	$801
12/31/2018	$612	$882	$726
12/31/2017	$584	$765	$660

(a)

Sales are based on reports by retailers leasing mall and freestanding stores for the trailing 12 months for tenants that have occupied such stores for a minimum of 12 months. Sales per square foot are based on tenants 10,000 square feet and under for regional shopping centers. Sales per square foot exclude Centers under development and redevelopment.

The Macerich Company

Sales Per Square Foot by Property Ranking (Unaudited)

	Sales per square foot		Occupancy		Cost of Occupancy for the trailing 12 months Ended 12/31/2019 (c)	% of Portfolio 2020 Forecast Pro Rata Real Estate NOI (d)
Properties	12/31/2019 (a)	12/31/2018 (a)	12/31/2019 (b)	12/31/2018 (b)
Group 1: Top 10
Broadway Plaza	$2,032	$1,752	95.9%	99.4%
Corte Madera, Village at	$1,879	$2,166	94.9%	94.4%
Queens Center	$1,581	$1,506	98.9%	99.7%
Washington Square	$1,550	$1,261	95.1%	98.8%
Scottsdale Fashion Square	$1,437	$1,159	93.2%	92.1%
Kierland Commons	$1,413	$1,137	96.5%	97.8%
Los Cerritos Center	$1,030	$1,003	98.8%	96.5%
North Bridge, The Shops at	$1,021	$881	86.3%	98.2%
Tysons Corner Center	$981	$986	93.1%	96.8%
Country Club Plaza	n/a	n/a	n/a	n/a

Total Top 10:	$1,321	$1,164	93.8%	95.5%	11.0%	32.6%

Group 2: Top 11-20
Tucson La Encantada	$927	$856	98.0%	97.0%
Arrowhead Towne Center	$922	$808	97.1%	97.2%
Fresno Fashion Fair	$874	$750	90.4%	95.2%
Fashion Outlets of Chicago	$864	$839	97.5%	98.0%
Santa Monica Place	$820	$808	94.7%	93.4%
Chandler Fashion Center	$752	$715	95.8%	97.6%
Vintage Faire Mall	$745	$709	98.0%	97.3%
Twenty Ninth Street	$741	$712	96.6%	97.1%
Kings Plaza Shopping Center	$731	$701	99.4%	97.9%
Biltmore Fashion Park	$714	$670	93.1%	91.0%

Total Top 11-20:	$811	$759	96.1%	96.6%	12.0%	26.2%

The Macerich Company

Sales Per Square Foot by Property Ranking (Unaudited)

	Sales per square foot		Occupancy		Cost of Occupancy for the trailing 12 months Ended 12/31/2019 (c)	% of Portfolio 2020 Forecast Pro Rata Real Estate NOI (d)
Properties	12/31/2019 (a)	12/31/2018 (a)	12/31/2019 (b)	12/31/2018 (b)
Group 3: Top 21-30
Stonewood Center	$697	$665	94.0%	91.9%
Oaks, The	$673	$654	92.7%	88.9%
Danbury Fair Mall	$658	$627	93.2%	96.1%
Freehold Raceway Mall	$657	$639	97.5%	97.8%
SanTan Village Regional Center	$652	$588	96.3%	98.1%
Green Acres Mall	$626	$638	96.4%	98.0%
FlatIron Crossing	$599	$579	95.9%	97.2%
Victor Valley, Mall of	$574	$565	97.0%	98.1%
Inland Center	$570	$541	93.8%	97.0%
South Plains Mall	$535	$474	88.0%	92.0%

Total Top 21-30:	$631	$606	94.8%	95.8%	12.8%	24.0%

Group 4: Top 31-40
Deptford Mall	$533	$525	96.0%	97.4%
Lakewood Center	$522	$491	97.2%	97.0%
La Cumbre Plaza	$505	$488	86.8%	80.7%
Pacific View	$484	$450	85.2%	91.3%
Valley River Center	$457	$453	93.4%	95.7%
West Acres	$445	$467	98.1%	97.2%
Superstition Springs Center	$410	$366	93.9%	96.8%
Eastland Mall	$361	$360	92.5%	94.9%
Desert Sky Mall	$354	$346	98.9%	99.1%
Fashion Outlets of Niagara Falls USA	$342	$340	92.0%	93.9%

Total Top 31-40:	$441	$427	94.0%	95.2%	14.0%	12.4%

Total Top 40:	$830	$753	94.6%	95.7%	11.8%	95.2%

The Macerich Company

Sales Per Square Foot by Property Ranking (Unaudited)

	Sales per square foot		Occupancy		Cost of Occupancy for the trailing 12 months Ended 12/31/2019 (c)	% of Portfolio 2020 Forecast Pro Rata Real Estate NOI (d)
Properties	12/31/2019 (a)	12/31/2018 (a)	9/30/2019 (b)	12/31/2018 (b)
Group 5: 41-45
NorthPark Mall
SouthPark Mall
Towne Mall
Valley Mall
Wilton Mall

Total 41-45:	$290	$286	86.7%	90.8%	10.4%

Centers under Redevelopment
Fashion District Philadelphia (e) (f)
Paradise Valley Mall (e)
47 REGIONAL SHOPPING CENTERS	$801	$726	94.0%	95.4%	11.8%	98.4%

Community / Power Centers and various other assets						1.6%

TOTAL ALL PROPERTIES					11.8%	100.0%

The Macerich Company

Notes to Sales Per Square Foot by Property Ranking (unaudited)

Footnotes

(a)

Sales are based on reports by retailers leasing mall and freestanding stores for the trailing 12 months for tenants that have occupied such stores for a minimum of 12 months. Sales per square foot are based on tenants 10,000 square feet and under. Properties are ranked by Sales per square foot as of December 31, 2019.

(b)	Occupancy is the percentage of mall and freestanding GLA leased as of the last day of the reporting period. Occupancy excludes Centers under development and redevelopment.
(c)

Cost of Occupancy represents “Tenant Occupancy Costs” divided by “Tenant Sales”. Tenant Occupancy Costs in this calculation are the amounts paid to the Company, including minimum rents, percentage rents and recoverable expenditures, which consist primarily of property operating expenses, real estate taxes and repair and maintenance expenditures.

(d)

The percentage of Portfolio 2020 Forecast Pro Rata Real Estate NOI is based on guidance assumptions provided on February 6, 2020, see page 10. Real Estate NOI excludes straight-line and above/below market adjustments to minimum rents. Real Estate NOI also does not reflect REIT expenses and Management Company revenues and expenses. See the Company’s forward-looking statements disclosure on pages 1 and 2 for factors that may affect the information provided in this column.

(e)

These assets are under redevelopment including demolition and reconfiguration of the Centers and tenant spaces. Accordingly, the Sales per square foot and Occupancy during the periods of redevelopment are not included.

(f)	On September 19, 2019, the Company’s joint venture opened Fashion District Philadelphia in downtown Philadelphia.

The Macerich Company

Supplemental Financial and Operating Information (unaudited)

Occupancy(a)

Regional Shopping Centers: Period Ended	Consolidated Centers	Unconsolidated Joint Venture Centers	Total Centers
12/31/2019	93.7%	94.4%	94.0%
12/31/2018	95.2%	95.6%	95.4%
12/31/2017	94.4%	95.6%	95.0%

(a)	Occupancy is the percentage of mall and freestanding GLA leased as of the last day of the reporting period. Occupancy excludes Centers under development and redevelopment.

The Macerich Company

Supplemental Financial and Operating Information (unaudited)

Average Base Rent Per Square Foot(a)

	Average Base Rent PSF(b)	Average Base Rent PSF on Leases Executed during the trailing twelve months ended(c)	Average Base Rent PSF on Leases Expiring during the trailing twelve months ended(d)
Consolidated Centers
12/31/2019	$58.76	$53.29	$53.20
12/31/2018	$56.82	$54.00	$49.07
12/31/2017	$55.08	$57.36	$49.61
Unconsolidated Joint Venture Centers
12/31/2019	$65.67	$73.05	$65.22
12/31/2018	$63.84	$66.95	$59.49
12/31/2017	$60.99	$63.50	$55.50
All Regional Shopping Centers
12/31/2019	$61.06	$59.15	$56.50
12/31/2018	$59.09	$57.55	$51.80
12/31/2017	$56.97	$59.20	$51.39

(a)	Average base rent per square foot is based on spaces 10,000 square feet and under. All joint venture amounts are included at pro rata. Centers under development and redevelopment are excluded.
(b)

Average base rent per square foot gives effect to the terms of each lease in effect, as of the applicable date, including any concessions, abatements and other adjustments or allowances that have been granted to the tenants.

(c)	The average base rent per square foot on leases executed during the period represents the actual rent to be paid during the first twelve months.
(d)	The average base rent per square foot on leases expiring during the period represents the final year minimum rent on a cash basis.

The Macerich Company

Supplemental Financial and Operating Information (unaudited)

Cost of Occupancy

	For Years Ended December 31,
	2019	2018	2017
Consolidated Centers
Minimum rents	9.1%	9.3%	9.5%
Percentage rents	0.4%	0.3%	0.3%
Expense recoveries(a)	3.6%	3.9%	4.2%

Total	13.1%	13.5%	14.0%

	For Years Ended December 31,
	2019	2018	2017
Unconsolidated Joint Venture Centers
Minimum rents	7.3%	7.8%	8.6%
Percentage rents	0.3%	0.3%	0.3%
Expense recoveries(a)	3.2%	3.4%	3.8%

Total	10.8%	11.5%	12.7%

	For Years Ended December 31,
	2019	2018	2017
All Centers
Minimum rents	8.1%	8.5%	9.0%
Percentage rents	0.3%	0.3%	0.3%
Expense recoveries(a)	3.4%	3.6%	4.0%

Total	11.8%	12.4%	13.3%

(a)	Represents real estate tax and common area maintenance charges.

The Macerich Company

Supplemental Financial and Operating Information (unaudited)

Percentage of Net Operating Income by State

State	% of Portfolio 2020 Forecast Real Estate Pro Rata NOI(a)
California	26.7%
New York	23.7%
Arizona	16.1%
Pennsylvania & Virginia	10.0%
Colorado, Illinois & Missouri	8.8%
New Jersey & Connecticut	6.9%
Oregon	4.2%
Other(b)	3.6%

Total	100.0%

(a)

The percentage of Portfolio 2020 Forecast Pro Rata Real Estate NOI is based on guidance assumptions provided on February 6, 2020, see page 10. Real Estate NOI excludes straight-line and above/below market adjustments to minimum rents. Real Estate NOI also does not reflect REIT expenses and Management Company revenues and expenses. See the Company’s forward-looking statements disclosure on pages 1 and 2 for factors that may affect the information provided in this column.

(b)	“Other” includes Indiana, Iowa, Kentucky, North Dakota and Texas.

The Macerich Company

Property Listing

December 31, 2019

The following table sets forth certain information regarding the Centers and other locations that are wholly owned or partly owned by the Company.

Count	Company’s Ownership(a)	Name of Center/Location	Year of Original Construction/ Acquisition	Year of Most Recent Expansion/ Renovation	Total GLA(b)
	CONSOLIDATED CENTERS:
1	50.1%	Chandler Fashion Center Chandler, Arizona	2001/2002	—	1,318,000
2	100%	Danbury Fair Mall Danbury, Connecticut	1986/2005	2016	1,271,000
3	100%	Desert Sky Mall Phoenix, Arizona	1981/2002	2007	746,000
4	100%	Eastland Mall(c) Evansville, Indiana	1978/1998	1996	1,034,000
5	100%	Fashion Outlets of Chicago Rosemont, Illinois	2013/—	—	537,000
6	100%	Fashion Outlets of Niagara Falls USA Niagara Falls, New York	1982/2011	2014	689,000
7	50.1%	Freehold Raceway Mall Freehold, New Jersey	1990/2005	2007	1,673,000
8	100%	Fresno Fashion Fair Fresno, California	1970/1996	2006	995,000
9	100%	Green Acres Mall(c) Valley Stream, New York	1956/2013	2016	2,063,000
10	100%	Inland Center San Bernardino, California	1966/2004	2016	605,000
11	100%	Kings Plaza Shopping Center(c) Brooklyn, New York	1971/2012	2018	1,137,000
12	100%	La Cumbre Plaza(c) Santa Barbara, California	1967/2004	1989	492,000
13	100%	NorthPark Mall Davenport, Iowa	1973/1998	2001	934,000
14	100%	Oaks, The Thousand Oaks, California	1978/2002	2009	1,209,000
15	100%	Pacific View Ventura, California	1965/1996	2001	900,000
16	100%	Queens Center(c) Queens, New York	1973/1995	2004	965,000
17	100%	Santa Monica Place Santa Monica, California	1980/1999	2015	526,000
18	84.9%	SanTan Village Regional Center Gilbert, Arizona	2007/—	2018	1,124,000
19	100%	SouthPark Mall Moline, Illinois	1974/1998	2015	863,000
20	100%	Stonewood Center(c) Downey, California	1953/1997	1991	935,000
21	100%	Superstition Springs Center Mesa, Arizona	1990/2002	2002	922,000
22	100%	Towne Mall Elizabethtown, Kentucky	1985/2005	1989	350,000

The Macerich Company

Property Listing

December 31, 2019

Count	Company’s Ownership(a)	Name of Center/Location	Year of Original Construction/ Acquisition	Year of Most Recent Expansion/ Renovation	Total GLA(b)
23	100%	Tucson La Encantada Tucson, Arizona	2002/2002	2005	246,000
24	100%	Valley Mall Harrisonburg, Virginia	1978/1998	1992	505,000
25	100%	Valley River Center Eugene, Oregon	1969/2006	2007	871,000
26	100%	Victor Valley, Mall of Victorville, California	1986/2004	2012	577,000
27	100%	Vintage Faire Mall Modesto, California	1977/1996	2008	984,000
28	100%	Wilton Mall Saratoga Springs, New York	1990/2005	1998	709,000

		Total Consolidated Centers			25,180,000

UNCONSOLIDATED JOINT VENTURE CENTERS:
29	60%	Arrowhead Towne Center Glendale, Arizona	1993/2002	2015	1,197,000
30	50%	Biltmore Fashion Park Phoenix, Arizona	1963/2003	2006	597,000
31	50%	Broadway Plaza Walnut Creek, California	1951/1985	2016	927,000
32	50.1%	Corte Madera, The Village at Corte Madera, California	1985/1998	2005	501,000
33	50%	Country Club Plaza Kansas City, Missouri	1922/2016	2015	947,000
34	51%	Deptford Mall Deptford, New Jersey	1975/2006	1990	1,040,000
35	51%	FlatIron Crossing Broomfield, Colorado	2000/2002	2009	1,428,000
36	50%	Kierland Commons Scottsdale, Arizona	1999/2005	2003	437,000
37	60%	Lakewood Center Lakewood, California	1953/1975	2008	2,069,000
38	60%	Los Cerritos Center Cerritos, California	1971/1999	2016	1,023,000
39	50%	North Bridge, The Shops at(c) Chicago, Illinois	1998/2008	—	670,000
40	50%	Scottsdale Fashion Square Scottsdale, Arizona	1961/2002	2019	1,835,000
41	60%	South Plains Mall Lubbock, Texas	1972/1998	2017	1,136,000
42	51%	Twenty Ninth Street(c) Boulder, Colorado	1963/1979	2007	845,000
43	50%	Tysons Corner Center Tysons Corner, Virginia	1968/2005	2014	1,971,000
44	60%	Washington Square Portland, Oregon	1974/1999	2005	1,296,000
45	19%	West Acres Fargo, North Dakota	1972/1986	2001	691,000

		Total Unconsolidated Joint Venture Centers			18,610,000

The Macerich Company

Property Listing

December 31, 2019

Count	Company’s Ownership(a)	Name of Center/Location	Year of Original Construction/ Acquisition	Year of Most Recent Expansion/ Renovation	Total GLA(b)
REGIONAL SHOPPING CENTERS UNDER REDEVELOPMENT:
46	50%	Fashion District Philadelphia(c)(d)(e) Philadelphia, Pennsylvania	1977/2014	2019	899,000
47	100%	Paradise Valley Mall(f) Phoenix, Arizona	1979/2002	2009	1,202,000

		Total Regional Shopping Centers			45,891,000

COMMUNITY / POWER CENTERS:
1	50%	Atlas Park, The Shops at(d) Queens, New York	2006/2011	2013	369,000
2	50%	Boulevard Shops(d) Chandler, Arizona	2001/2002	2004	184,000
3	100%	Southridge Center(f) Des Moines, Iowa	1975/1998	2013	848,000
4	100%	Superstition Springs Power Center(f) Mesa, Arizona	1990/2002	—	206,000
5	100%	The Marketplace at Flagstaff(c)(f) Flagstaff, Arizona	2007/—	—	268,000

		Total Community / Power Centers			1,875,000

OTHER ASSETS:
	100%	Various(f)(g)			427,000
	83.2%	Estrella Falls(f) Goodyear, Arizona			79,000
	50%	Scottsdale Fashion Square-Office(d) Scottsdale, Arizona			124,000
	50%	Tysons Corner Center-Office(d) Tysons Corner, Virginia			174,000
	50%	Hyatt Regency Tysons Corner Center(d) Tysons Corner, Virginia			290,000
	50%	VITA Tysons Corner Center(d)(h) Tysons Corner, Virginia			510,000
	50%	Tysons Tower(d) Tysons Corner, Virginia			529,000

OTHER ASSETS UNDER REDEVELOPMENT:
	25%	One Westside(d)(i) Los Angeles, California			680,000

		Total Other Assets			2,813,000

		Grand Total			50,579,000

(a)

The Company’s ownership interest in this table reflects its legal ownership interest. See footnotes (a) and (b) on pages 26 and 27 regarding the legal versus economic ownership of joint venture entities.

(b)	Includes GLA attributable to anchors (whether owned or non-owned) and mall and freestanding stores.
(c)

Portions of the land on which the Center is situated are subject to one or more long-term ground leases. With respect to 42 Centers, the underlying land controlled by the Company is owned in fee entirely by the Company, or, in the case of jointly-owned Centers, by the joint venture property partnership or limited liability company.

The Macerich Company

Property Listing

December 31, 2019

(d)	Included in Unconsolidated Joint Venture Centers.
(e)	On September 19, 2019, the Company’s joint venture opened Fashion District Philadelphia in downtown Philadelphia.
(f)	Included in Consolidated Centers.
(g)

The Company owns an office building and six stores located at shopping centers not owned by the Company. Of the six stores, one is leased to Kohl’s, two are vacant, and three have been leased for non-Anchor uses. With respect to the office building and three of the six stores, the underlying land is owned in fee entirely by the Company. With respect to the remaining three stores, the underlying land is owned by third parties and leased to the Company pursuant to long-term building or ground leases.

(h)	This property is under contract to be sold. The Company anticipates this residential tower will be sold in the first half of 2020.
(i)

Construction is underway to convert former Regional Shopping Center Westside Pavilion, which closed in January 2019, into an approximately 584,000 square foot Class A creative office campus called One Westside leased solely to Google, while maintaining approximately 96,000 square feet of adjacent entertainment and retail space at 10850 Pico Boulevard.

The Macerich Company

Joint Venture List as of December 31, 2019

The following table sets forth certain information regarding the Centers and other operating properties that are not wholly owned by the Company. This list of properties includes unconsolidated joint ventures, consolidated joint ventures, and financing arrangements. The percentages shown are the effective legal ownership and economic ownership interests of the Company as of December 31, 2019.

Properties	Legal Ownership(a)	Economic Ownership(b)	Joint Venture	Total GLA(c)
Arrowhead Towne Center(d)	60%	60%	New River Associates LLC	1,197,000
Atlas Park, The Shops at	50%	50%	WMAP, L.L.C.	369,000
Biltmore Fashion Park	50%	50%	Biltmore Shopping Center Partners LLC	597,000
Boulevard Shops	50%	50%	Propcor II Associates, LLC	184,000
Broadway Plaza(e)	50%	50%	Macerich HHF Broadway Plaza LLC	927,000
Chandler Fashion Center(d)(f)	50.1%	50.1%	Freehold Chandler Holdings LP	1,318,000
Corte Madera, The Village at	50.1%	50.1%	Corte Madera Village, LLC	501,000
Country Club Plaza	50%	50%	Country Club Plaza KC Partners LLC	947,000
Deptford Mall(d)	51%	51%	Macerich HHF Centers LLC	1,040,000
Estrella Falls	83.2%	83.2%	Westcor Goodyear RSC LLC	79,000
Fashion District Philadelphia	50%	50%	Various Entities	899,000
FlatIron Crossing	51%	51%	Macerich HHF Centers LLC	1,428,000
Freehold Raceway Mall(d)(f)	50.1%	50.1%	Freehold Chandler Holdings LP	1,673,000
Hyatt Regency Tysons Corner Center	50%	50%	Tysons Corner Hotel I LLC	290,000
Kierland Commons	50%	50%	Kierland Commons Investment LLC	437,000
Lakewood Center	60%	60%	Pacific Premier Retail LLC	2,069,000
Los Angeles Premium Outlets	50%	50%	CAM-CARSON LLC	—
Los Cerritos Center(d)	60%	60%	Pacific Premier Retail LLC	1,023,000
North Bridge, The Shops at	50%	50%	North Bridge Chicago LLC	670,000
SanTan Village Regional Center	84.9%	84.9%	Westcor SanTan Village LLC	1,124,000
Scottsdale Fashion Square	50%	50%	Scottsdale Fashion Square Partnership	1,835,000
Scottsdale Fashion Square-Office	50%	50%	Scottsdale Fashion Square Partnership	124,000
Macerich Seritage Portfolio(g)	50%	50%	MS Portfolio LLC	1,060,000
South Plains Mall(d)	60%	60%	Pacific Premier Retail LLC	1,136,000
Twenty Ninth Street	51%	51%	Macerich HHF Centers LLC	845,000
Tysons Corner Center	50%	50%	Tysons Corner LLC	1,971,000
Tysons Corner Center-Office	50%	50%	Tysons Corner Property LLC	174,000
Tysons Tower	50%	50%	Tysons Corner Property LLC	529,000
VITA Tysons Corner Center(h)	50%	50%	Tysons Corner Property LLC	510,000
Washington Square(d)	60%	60%	Pacific Premier Retail LLC	1,296,000
West Acres	19%	19%	West Acres Development, LLP	691,000
One Westside(i)	25%	25%	HPP-MAC WSP, LLC	680,000

(a)

This column reflects the Company’s legal ownership in the listed properties as of December 31, 2019. Legal ownership may, at times, not equal the Company’s economic interest in the listed properties because of various provisions in certain joint venture agreements regarding distributions of cash flow based on capital account balances, allocations of profits and losses and payments of preferred returns. As a result, the Company’s actual economic interest (as distinct from its legal ownership interest) in certain of the properties could fluctuate from time to time and may not wholly align with its legal ownership interests. Substantially all of the Company’s joint venture agreements contain rights of first refusal, buy-sell provisions, exit rights, default dilution remedies and/or other break up provisions or remedies which are customary in real estate joint venture agreements and which may, positively or negatively, affect the ultimate realization of cash flow and/or capital or liquidation proceeds.

The Macerich Company

Joint Venture List as of December 31, 2019

(b)

Economic ownership represents the allocation of cash flow to the Company as of December 31, 2019, except as noted below. In cases where the Company receives a current cash distribution greater than its legal ownership percentage due to a capital account greater than its legal ownership percentage, only the legal ownership percentage is shown in this column. The Company’s economic ownership of these properties may fluctuate based on a number of factors, including mortgage refinancings, partnership capital contributions and distributions, and proceeds and gains or losses from asset sales, and the matters set forth in the preceding paragraph.

(c)	Includes GLA attributable to anchors (whether owned or non-owned) and mall and freestanding stores as of December 31, 2019.
(d)

These centers have a former Sears store which is owned by MS Portfolio LLC, see footnote (g) below. The GLA of the former Sears store, or tenant replacing the former Sears store, at the seven centers indicated with footnote (d) in the table above is included in Total GLA at the center level. The GLA for the former Sears store at these seven centers plus the GLA of the former Sears store at two wholly owned centers, Danbury Fair Mall and Vintage Faire Mall, are also aggregated into the 1,060,000 square feet in the MS Portfolio LLC above.

(e)

In October 2018, the Company’s joint venture partner in Broadway Plaza sold its 50% interest to a third party investor. Thereafter, the joint venture restated its governing documents and changed its name to Macerich HHF Broadway Plaza LLC.

(f)

The joint venture entity was formed in September 2009. Upon liquidation of the partnership, distributions are made in the following order: to the third-party partner until it receives a 13% internal rate of return on and of its aggregate unreturned capital contributions; to the Company until it receives a 13% internal rate of return on and of its aggregate unreturned capital contributions; and, thereafter, pro rata 35% to the third-party partner and 65% to the Company.

(g)

On April 30, 2015 Sears Holdings Corporation (“Sears”) and the Company announced that they had formed a joint venture, MS Portfolio LLC. Sears contributed nine stores (located at Arrowhead Towne Center, Chandler Fashion Center, Danbury Fair Mall, Deptford Mall, Freehold Raceway Mall, Los Cerritos Center, South Plains Mall, Vintage Faire Mall and Washington Square) to the joint venture and the Company contributed $150 million in cash to the joint venture. On July 7, 2015, Sears assigned its ownership interest in MS Portfolio LLC to Seritage MS Holdings LLC. The Company expects to create additional value through re-leasing the former Sears boxes. For example, Primark has leased space in portions of the Sears stores at Danbury Fair Mall and Freehold Raceway Mall. Refer to the Development Pipeline Forecast on page 32 for details of the Former Sears Redevelopments at these properties.

(h)	This property is under contract to be sold. The Company anticipates this residential tower will be sold in the first half of 2020.
(i)

Construction is underway to convert former Regional Shopping Center Westside Pavilion, which closed in January 2019, into an approximately 584,000 square foot Class A creative office campus called One Westside leased solely to Google, while maintaining approximately 96,000 square feet of adjacent entertainment and retail space at 10850 Pico Boulevard. The Company contributed the existing buildings and land valued at $190.0 million to the joint venture on August 31, 2018.

The Macerich Company

Supplemental Financial and Operating Information (Unaudited)

Debt Summary (at Company’s pro rata share) (a)

	As of December 31, 2019
	Fixed Rate	Floating Rate	Total
	(Dollars in thousands)
Mortgage notes payable	$3,965,856	$426,743	$4,392,599
Bank and other notes payable	400,000	417,377	817,377

Total debt per Consolidated Balance Sheet	4,365,856	844,120	5,209,976
Adjustments:
Less: Noncontrolling interests or financing arrangement share of debt from consolidated joint ventures	(359,125)	—	(359,125)

Adjusted Consolidated Debt	4,006,731	844,120	4,850,851
Add: Company’s share of debt from unconsolidated joint ventures	3,029,465	194,551	3,224,016

Total Company’s Pro Rata Share of Debt	$7,036,196	$1,038,671	$8,074,867

Weighted average interest rate	3.94%	3.66%	3.90%
Weighted average maturity (years)			5.39

(a)

The Company’s pro rata share of debt represents (i) consolidated debt, minus the Company’s partners’ share of the amount from consolidated joint ventures (calculated based upon the partners’ percentage ownership interest); plus (ii) the Company’s share of debt from unconsolidated joint ventures (calculated based upon the Company’s percentage ownership interest). Management believes that this measure provides useful information to investors regarding the Company’s financial condition because it includes the Company’s share of debt from unconsolidated joint ventures and, for consolidated debt, excludes the Company’s partners’ share from consolidated joint ventures, in each case presented on the same basis. The Company has several significant joint ventures and presenting its pro rata share of debt in this manner can help investors better understand the Company’s financial condition after taking into account the Company’s economic interest in these joint ventures. The Company’s pro rata share of debt should not be considered as a substitute to the Company’s total debt determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company’s financial information prepared in accordance with GAAP.

The Macerich Company

Supplemental Financial and Operating Information (Unaudited)

Outstanding Debt by Maturity Date

	As of December 31, 2019
Center/Entity (dollars in thousands)	Maturity Date	Effective Interest Rate (a)	Fixed	Floating	Total Debt Balance (a)
I. Consolidated Assets:
Danbury Fair Mall	10/01/20	5.53%	$194,718	—	$194,718
Fashion Outlets of Niagara Falls USA	10/06/20	4.89%	106,398	—	106,398
Green Acres Mall	02/03/21	3.61%	277,747	—	277,747
The Macerich Partnership, L.P.—Line of Credit (b)(c)	07/06/21	4.30%	400,000	—	400,000
Tucson La Encantada	03/01/22	4.23%	63,682	—	63,682
Pacific View	04/01/22	4.08%	118,202	—	118,202
Oaks, The	06/05/22	4.14%	187,142	—	187,142
Towne Mall	11/01/22	4.48%	20,284	—	20,284
Chandler Fashion Center (d)	07/05/24	4.18%	127,842	—	127,842
Victor Valley, Mall of	09/01/24	4.00%	114,733	—	114,733
Queens Center	01/01/25	3.49%	600,000	—	600,000
Vintage Faire	03/06/26	3.55%	252,389	—	252,389
Fresno Fashion Fair	11/01/26	3.67%	323,659	—	323,659
SanTan Village Regional Center (e)	07/01/29	4.34%	186,138	—	186,138
Freehold Raceway Mall (d)	11/01/29	3.94%	199,588	—	199,588
Kings Plaza Shopping Center	01/01/30	3.71%	535,097	—	535,097
Fashion Outlets of Chicago	02/01/31	4.61%	299,112	—	299,112

Total Fixed Rate Debt for Consolidated Assets		4.01%	$4,006,731	$—	$4,006,731

Green Acres Commons (c)	03/29/21	4.40%	$—	$128,926	$128,926
The Macerich Partnership, L.P.—Line of Credit (b)(c)	07/06/21	3.56%	—	417,377	417,377
Santa Monica Place (c)	12/09/22	3.34%	—	297,817	297,817

Total Floating Rate Debt for Consolidated Assets		3.61%	$—	$844,120	$844,120

Total Debt for Consolidated Assets		3.94%	$4,006,731	$844,120	$4,850,851

II. Unconsolidated Assets (At Company’s pro rata share):
FlatIron Crossing (51%)	01/05/21	2.81%	$115,976	$—	$115,976
One Westside—defeased (25%)	10/01/22	4.77%	33,758	—	33,758
Washington Square Mall (60%)	11/01/22	3.65%	329,494	—	329,494
Deptford Mall (51%)	04/03/23	3.55%	90,517	—	90,517
Scottsdale Fashion Square (50%)	04/03/23	3.02%	223,190	—	223,190
Tysons Corner Center (50%)	01/01/24	4.13%	373,024	—	373,024
South Plains Mall (60%)	11/06/25	4.22%	120,000	—	120,000
Twenty Ninth Street (51%)	02/06/26	4.10%	76,500	—	76,500
Country Club Plaza (50%)	04/01/26	3.88%	157,788	—	157,788
Lakewood Center (60%)	06/01/26	4.15%	214,660	—	214,660
Kierland Commons (50%)	04/01/27	3.98%	106,836	—	106,836
Los Cerritos Center (60%)	11/01/27	4.00%	315,000	—	315,000
Arrowhead Towne Center (60%)	02/01/28	4.05%	240,000	—	240,000
North Bridge, The Shops at (50%)	06/01/28	3.71%	187,045	—	187,045
Corte Madera, The Village at (50.1%)	09/01/28	3.53%	112,415	—	112,415
West Acres—Development (19%)	10/10/29	3.72%	170	—	170
Tysons Tower (50%)	11/11/29	3.38%	94,380	—	94,380
Broadway Plaza (50%)	04/01/30	4.19%	224,462	—	224,462
West Acres (19%)	03/01/32	4.61%	14,250	—	14,250

Total Fixed Rate Debt for Unconsolidated Assets		3.84%	$3,029,465	$—	$3,029,465

The Macerich Company

Supplemental Financial and Operating Information (Unaudited)

Outstanding Debt by Maturity Date

	As of December 31, 2019
Center/Entity (dollars in thousands)	Maturity Date	Effective Interest Rate (a)	Fixed	Floating	Total Debt Balance (a)
Atlas Park (50%) (c)	10/28/21	4.65%	$—	$35,742	$35,742
Fashion District Philadelphia (50%)	01/22/23	3.69%	—	149,546	149,546
Boulevard Shops (50%)	12/05/23	3.91%	—	9,253	9,253
One Westside—Development (25%) (c)	12/18/24	3.71%	—	10	10

Total Floating Rate Debt for Unconsolidated Assets		3.88%	$—	$194,551	$194,551

Total Debt for Unconsolidated Assets		3.84%	$3,029,465	$194,551	$3,224,016

Total Debt		3.90%	$7,036,196	$1,038,671	$8,074,867

Percentage to Total			87.14%	12.86%	100.00%

(a)

The debt balances include the unamortized debt premiums/discounts and loan finance costs. Debt premiums/discounts represent the excess of the fair value of debt over the principal value of debt assumed in various acquisitions. Debt premiums/discounts and loan finance costs are amortized into interest expense over the remaining term of the related debt in a manner that approximates the effective interest method. The annual interest rate in the table represents the effective interest rate, including the debt premiums/discounts and loan finance costs.

(b)	The revolving line of credit includes an interest rate swap that effectively converts $400 million of the outstanding balance to fixed rate debt through September 30, 2021.
(c)	The maturity date assumes that all available extension options are fully exercised and that the Company and/or its affiliates do not opt to refinance the debt prior to these dates.
(d)	This property is owned by a consolidated joint venture. The above debt balance represents the Company’s pro rata share of 50.1%.
(e)	This property is owned by a consolidated joint venture. The above debt balance represents the Company’s pro rata share of 84.9%.

The Macerich Company

Supplemental Financial and Operating Information (Unaudited)

Development Pipeline Forecast

(Dollars in millions)

as of December 31, 2019

In-Process Developments and Redevelopments:

Property	Project Type	Total Cost(a)(b) at 100%	Ownership %	Total Cost(a)(b) Pro Rata	Pro Rata Capitalized Costs(b) Incurred-to-date 12/31/2019	Expected Delivery(a)	Stabilized Yield(a)(b)(c)
One Westside fka Westside Pavilion Los Angeles, CA	Redevelopment of an existing retail center into an approximately 584,000 sf Class A creative office campus leased solely to Google	$500 - $550(d)	25.0%	$125 - $138(d)	$50	Q3 2022(e)	7.50% - 8.00%(d)

(a)	Much of this information is estimated and may change from time to time. See the Company’s forward-looking disclosure on pages 1 and 2 for factors that may affect the information provided in this table
(b)	This excludes GAAP allocations of non cash and indirect costs.
(c)	Stabilized Yield is calculated based on stabilized income after development divided by project direct costs excluding GAAP allocations of non cash and indirect costs.
(d)

Includes $140 million ($35 million at the Company’s share), which is an allocable share of the total $190 million purchase price paid by the joint venture in August 2018 for the existing buildings and land.

(e)	Monthly base rent payments are anticipated to commence during the third quarter of 2022, with base rent abatements from the second through ninth month following rent commencement.

The Macerich Company

Supplemental Financial and Operating Information (Unaudited)

Development Pipeline Forecast (Continued)

(Dollars in millions)

as of December 31, 2019

Pipeline of Former Sears Redevelopments:

	Project Type	Ownership	Total Cost (a)(b) Pro rata	Pro rata Capitalized Costs 12/31/2019 Incurred-to-Date(b)	Stabilized Yield(a)(b)(c)
	Retail Redevelopment		$75 - $90	$20	8.0% - 9.0%
	Mixed-Use Densification		55 - 70	2	9.0% - 10.5%
(d)	Future Phases		TBD	0	TBD

	Total	various	$130 - $160	$22

	Property	Description	Expected Delivery(a)

Retail Redevelopment:
(e)	Arrowhead Towne Center	Redevelop existing store with retail uses	TBD
(e)	Chandler Fashion Center	Redevelop existing store for a Harkins entertainment concept and additional retail uses	Q4-2020 to 2H-2021
(e)	Deptford Mall	Redevelop existing store for Crunch Fitness, Dick’s Sporting Goods, Round 1 and additional retail uses	Q3-2020 to 2H-2021
(e)	South Plains Mall	Demolish box; site densification with retail and restaurants uses	TBD
(e)	Vintage Faire Mall	Redevelop existing store for Dave & Busters, Dick’s Sporting Goods and additional retail uses	Q4-2020 to 2H-2021
	Wilton Mall	Redevelop existing store with a medical center/medical office use	Q1-2020

Mixed-Use Densification:
(e)	Los Cerritos Center	Demolish box; site densification with residential, hotel and restaurant uses	Late 2022
(e)	Washington Square	Demolish box; site densification with hotel, entertainment and restaurant uses	Late 2021

(a)

Much of this information is estimated and may change from time to time. See the Company’s forward-looking disclosure on pages 1 and 2 for factors that may affect the information provided in this table. This estimated range of incremental redevelopment costs could increase if the Company and its joint ventures decide to expand the scope as the redevelopment plans get refined.

(b)	This excludes GAAP allocations of non cash and indirect costs.
(c)	Stabilized Yield represents estimated replacement net operating income at stabilization divided by direct redevelopment costs, excluding GAAP allocations of non cash and indirect costs.
(d)	Future demand-driven development phases are possible at Los Cerritos Center and Washington Square.
(e)	These former Sears stores are owned by a 50/50 joint venture between the Company and Seritage Growth Properties.

The Macerich Company

Corporate Information

Stock Exchange Listing

New York Stock Exchange

Symbol: MAC

The following table shows high and low sales prices per share of common stock during each quarter in 2019, 2018 and 2017 and dividends per share of common stock declared and paid by quarter:

	Market Quotation per Share		Dividends
Quarter Ended:	High	Low	Declared and Paid
March 31, 2017	$73.34	$62.14	$0.71
June 30, 2017	$67.18	$56.06	$0.71
September 30, 2017	$61.55	$52.12	$0.71
December 31, 2017	$67.53	$52.45	$0.74
March 31, 2018	$69.73	$54.35	$0.74
June 30, 2018	$60.00	$53.55	$0.74
September 30, 2018	$60.95	$54.36	$0.74
December 31, 2018	$55.54	$40.90	$0.75
March 31, 2019	$47.05	$41.63	$0.75
June 30, 2019	$44.73	$32.04	$0.75
September 30, 2019	$34.15	$27.54	$0.75
December 31, 2019	$31.77	$25.53	$0.75

Dividend Reinvestment Plan

Stockholders may automatically reinvest their dividends in additional common stock of the Company through the Direct Investment Program, which also provides for purchase by voluntary cash contributions. For additional information, please contact Computershare Trust Company, N.A. at 877-373-6374.

Corporate Headquarters The Macerich Company 401 Wilshire Boulevard, Suite 700 Santa Monica, California 90401 310-394-6000 www.macerich.com	Transfer Agent Computershare P.O. Box 30170 College Station, TX 77842-3170 877-373-6374 www.computershare.com

Macerich Website

For an electronic version of our annual report, our SEC filings and documents relating to Corporate Governance, please visit macerich.com.

Investor Relations

Jean Wood Vice President, Investor Relations Phone: 424-229-3366 jean.wood@macerich.com